KINETIC CONCEPTS, INC.

EXECUTIVE   DEFERRED COMPENSATION PLAN

Effective as of January 1, 2006.

KINETIC CONCEPTS, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

ARTICLE I - PURPOSE; EFFECTIVE DATE

1.1   Purpose.  The purpose of this Executive Deferred Compensation Plan (hereinafter, the
        “Plan”) is to permit a select group of highly compensated employees of Kinetic Concepts,
        Inc. (and its selected subsidiaries and/or affiliates) to defer the receipt of income which would otherwise become payable to them. This Plan is intended to serve as an amendment to and restatement of the existing Deferred Compensation Plan (hereinafter, the “Existing Plan”), applicable to certain individuals connected with the company, and the interests of any participant in the Existing Plan will become one hundred percent vested and subject to the terms and conditions of this Plan as of the effective date.  It is intended that this Plan, by providing these eligible individuals an opportunity to defer the receipt of income, will assist in the retaining and attracting individuals of exceptional ability.

1.2  Effective Date.  The amended and restated Plan shall generally be initially effective as of
       January 1, 2006,except as otherwise provided in this Plan, and that this Plan shall serve as an amendment to the Existing Plan.

ARTICLE II - DEFINITIONS

     For the purpose of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1   Account(s).  “Account(s)” means the account or accounts maintained on the books of the
        Company used solely to calculate the amount, time, and form of payment to each Participant and to credit Interest under this Plan and shall not constitute a separate fund of assets.
        Account(s) shall be deemed to exist from the time amounts are first credited to such
        Account(s) until such time that the entire balance of the Account has been distributed in accordance with this Plan.  The Accounts available for each Participant shall be identified as:

        a)    Retirement Account; each Participant mayestablish and maintain up to two (2)
               Retirement Accounts by electing different forms of payments to be made with respect to amounts allocated to each such Account as provided under Article 5 below ; and,
        b)    In-Service Account; each Participant mayestablish and maintain up to three (3) In-
               Service Accounts by selecting different times of payments with respect to amounts allocated to each such Accounts as provided under Article 5 below.

2.2   Beneficiary.  “Beneficiary” means the person, persons or entity as designated by the
        Participant, entitled under Article VI to receive any Plan benefits payable after the
        Participant’s death.

2.3   Board.  “Board” means the Board of Directors of KINETIC CONCEPTS, INC., a Texas
        based corporation.

2.4   Change in Control.  A “Change in Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined and determined under Section 409A(a)(2)(A)(v) of the Code (or its successor provisions), Internal Revenue Service Notice 2005-1, proposed or final regulations issued pursuant to Code Section 409A, and any further guidance published with respect to such term.  Without in any way limiting the scope of the preceding sentence, a Change of
        Control shall be deemed to occur on the date upon which one of the following events occurs:

        a)    any one person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities
               Exchange Act of 1934, as amended (the “Exchange Act”), or more than one person acting as a group (as determined under Treasury regulations), acquires ownership of stock of Company that, together with stock held by such person or group, constitutes more than 50% of either the total fair market value or total voting power of the stock of
               Company (except if any one person or more than one person acting as a group is considered to own more than 50 percent of the total fair market value or total voting power of the stock of Company, the acquisition of additional stock by the same person or persons is not considered a Change in Control); or

        b)    any one person (as such term is used in the Exchange Act), or more than one person acting as a group (as determined under Treasury regulations), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the Company (except that the acquisition of additional control of the Company by the same person or persons during such 12-month period is not considered a Change in Control); or

        c)    a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not recommended by a majority of the members of the
               Board prior to the date of the appointment or election; or

        d)    any one person (as such term is used in the Exchange Act), or more than one person acting as a group (as determined under Treasury regulations), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the
               Company immediately prior to such acquisition or acquisitions.

2.5   Committee.  “Committee” means the Committee appointed by the Board to administer the
        Plan pursuant to Article VII.

2.6   Company.  “Company” means KINETIC CONCEPTS, INC., a Texas based corporation, and any directly or indirectly affiliated subsidiary corporations, any other affiliate designated by the Board, or any successor to the business thereof.

2.7   Compensation.  “Compensation” means the base salary payable to and bonus or incentive compensation earned by a Participant with respect to employment services performed for the
        Company by the Participant and considered to be “wages” for purposes of federal income tax withholding.  For purposes of this Plan only, Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Company’s tax qualified plans which may be maintained under Section 401(k) or Section 125 of the Internal
        Revenue Code of 1986, as amended, (the “Code”), or pursuant to this Plan or any other non-
        qualified plan which permits the voluntary deferral of compensation.  Compensation shall not include taxable income resulting from the exercise of stock options, the imputed value of group term life insurance coverage, and any non-cash executive perquisites.  Inclusion of any other forms of compensation is subject to Committee Approval.

2.8   Deferral Commitment.  “Deferral Commitment” means a commitment made by a
        Participant to defer a portion of Compensation as set forth in Article III, and as permitted by the Committee in its sole discretion.  The Deferral Commitment shall apply to each payment of salary and/or bonus payable to a Participant, and shall specify the Account or Accounts to which the Compensation deferred shall be credited.  Such designation shall be made in the form of a whole percentage or an exact stated dollar amount.  Such Deferral Commitment shall be made in a form and at a time deemed acceptable to the Committeeand in accordance with Section 3.1.

2.9   Deferral Period.  “Deferral Period” means each calendar year, except that if a Participant first becomes eligible after the beginning of a calendar year, the initial Deferral Period shall be the date the Participant first becomes eligible to participate in this Plan through and including December 31st of that calendar year.

2.10 Determination Date.  “Determination Date” means each business day.

2.11 Disability.  “Disability means a physical or mental condition whereby the Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the participant’s employer.

2.12 Distribution Election.  “Distribution Election” means the form prescribed by the Committee and completed by the Participant, indicating the chosen form for payment of benefits payable from each such Account established under this Planin accordance with the forms of payment available in Section 5.7 and as initially elected by the Participant.in accordance with Article
        III or otherwise changed in accordance with Section 5.8.

2.13 Discretionary Contribution.  “Discretionary Contribution” means the Company contribution credited to a Participant’s Account(s) under Section 4.4, below.

2.14 Financial Hardship.  “Financial Hardship” means a severe financial hardship to the
        Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in § 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.

2.15 Interest.  “Interest” means the amount credited to or charged against a Participant’s
        Account(s) on each Determination Date, which shall be based on the Valuation Funds chosen by the Participant as provided in Section 2.20, below and in a manner consistent with Section
        4.3, below. Such credits or charges to a Participant’s Account may be either positive or negative to reflect the increase or decrease in value of the Account in accordance with the provisions of this Plan.

2.16 Notice 2005-1.  “Notice 2005-1” shall mean Internal Revenue Notice 2005-1, as revised.

2.17 Participant.  “Participant” means any individual who is eligible, pursuant to Section 3.1, below, to participate in this Plan, and who either, has elected to defer Compensation under this Plan in accordance with Article III, below, or who is determined by the Committee in their sole discretion as being eligible to receive a Discretionary Contribution under this Plan, or who had an account maintained under the Existing Plan, which will now become subject to the terms and conditions of this Plan.  Such individual shall remain a Participant in this Plan for the period of deferral, or credit, and until such time as all benefits payable under this Plan have been paid in accordance with the provisions hereof.

2.18 Plan.  “Plan” means this Executive Deferred Compensation Plan as amended from time to time.

2.19 Retirement.  “Retirement” means the termination of a Participant’s employment with the
        Company on or after: (a) the Participant attains age fifty-five (55) with at least five Years of
        Service with the Company, or (b) the Participant attains age sixty-five (65) regardless of
        Years of Service.

2.20 Specified Employees.  “Specified Employees” means key employees, as defined in Section
        416 (i) of the Code without regard to paragraph (5) thereof, of the Company.

2.21 Valuation Funds.  “Valuation Funds” means one or more of the independently established funds or indices that are identified and listed by the Committee.  These Valuation Funds are used solely to calculate the Interest that is credited to each Participant’s Account(s) in accordance with Article IV, below, and does not represent, nor should it be interpreted to convey any beneficial interest on the part of the Participant in any asset or other property of the Company.  The determination of the increase or decrease in the performance of each
        Valuation Fund shall be made by the Committee in its reasonable discretion.  The Committee shall select the various Valuation Funds available to the Participants with respect to this Plan and shall set forth a list of these Valuation Funds attached hereto as Exhibit A, which may be amended from time to time in the discretion of the Committee.

2.22 Years of Service.  “Years of Service” means the number of complete years of service with the Company after first becoming eligible for participation in this Plan, or as otherwise provided by the Committee in their sole discretion.

ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.1   Eligibility and Participation.

        a)    Eligibility.  Eligibility to participate in the Plan shall be limited to those select key employees of Company who are designated by management, from time to time, and approved by the Committee. It is anticipated that those individuals with a senior management grade of C-9 or above, and any Director will be eligible for participation in this Plan.

        b)    Participation.  An individual’s participation in the Plan shall be effective upon notification to the individual by the Committee of eligibility to participate, and the completion and submission of a Deferral Commitment, a Distribution Electionand
               Allocation Form to the Committee no later than fifteen (15) days prior to the beginning of the Deferral Period, or as otherwise permitted by the Committee, but in no event after the beginning of the applicable Deferral Period. Notwithstanding the above sentence, a
               Deferral Commitment or Distribution Electionwith respect to any bonus or incentive compensation that qualifies as performance based compensation under the Proposed
               Treasury Regulations issued pursuant to Code Section 409A and which is based on services performed over a period of at least twelve (12) months shall be made at such time as is designated by the Committee, but in no event shall be madelater than six (6)
               months prior to the end of such performance period.

        c)    First-Year Participation.  When an individual first becomes eligible to participate in this Plan, a Deferral Commitment or Distribution Election may be submitted to the
               Committee within thirty (30) days after the Committee notifies the individual of eligibility to participate.  Such Deferral Commitment and Distribution Election will be effective only with regard to Compensation earned and payable following submission of the Deferral Commitmentand Distribution Election to the Committee.

3.2   Form of Deferral Commitment.  A Participant may elect to make a Deferral Commitment and initial Distribution Election at the time and in the form permitted by the Committee, subject to the limitations set forth in Section 3.1 and elsewhere in the Plan.  The Deferral
        Commitment, Distribution Election, and Allocation Form shall specify the following:

        a)     Deferral Amounts; Accounts.
               i)        A Deferral Commitment shall be effective as to each payment of Compensation payable by the Company to a Participant during the relevant Deferral Period, and shall designate a portion of each such payment to be deferred.  The Participant shall set forth the amount to be deferred as a full percentage of Compensation or a stated
                    dollar amount.
              ii)        In connection with a Deferral Commitment, the Participant shall also establish
                    Retirement Accounts and/or In-Service Accounts to which deferrals under the Plan are to be allocated.  With respect to Retirement Accounts, the Participant may establish up to two Accounts, and each such Account shall have a different eligible form of payment (as set forth in Section 5.7) pursuant to the Distribution Election applicable to such Account.  With respect to In-Service Accounts, the Participant may establish up to three Accounts, and each such Account shall have a different time of payment, which shall be designated by the participant in the Deferral Commitment establishing such Account in accordance with Section 5.2(a).  Each In-Service
                    Account may also have a different eligible form of payment (as set forth in Section
                    5.7) pursuant to the Distribution Election applicable to such Account.
            iii)        A Deferral Commitment shall also designate the percentageof each deferral that shall be allocated among the various Retirement or In-Service Accountsestablished by a Participant; provided, however, no amounts shall be deferred into an In-Service
                    Account once payments have commenced under such Account under the terms of this
                    Plan and until such time as the entire balance of such Accounthas been completely distributed.

        b)    Distribution Elections; Accounts.  The Participant shall in a separate form that is known as the Distribution Election elect an eligible form of distribution (as set forth in
               Section 5.7) to be made with respect to amounts allocated to each Retirement Account and In-Service Account established by the Participant pursuant to a Deferral
               Commitment. Such Distribution Election shall remain effective with respect to such
               Account for the duration of the Participant’s participation in the Plan, unless the
               Participant changes such election pursuant to Section 5.8.

        c)    Allocation to Valuation Funds.  The Participant shall specify in a separate form (known as the “Allocation Form”) filed with the Committee, the Participant’s initial allocation of the amounts deferred into each Account among the various available Valuation Funds.
               Such allocation may vary from Account to Account and may be adjusted in accordance with Section 4.3.

        d)    Maximum Deferral.  The maximum amount of Compensation that may be deferred shall be seventy-five percent (75%) of base salary and one hundred percent (100%) of bonus or incentive pay.

        e)    Minimum Deferral.  The minimum amount of Compensation to be deferred shall be one percent (1%).

3.3   Period of Commitment.  Any Deferral Commitment made by a Participant with respect to
        Compensation shall remain in effect for the next succeeding Deferral Period, except that if a
        Participant dies, suffers a Disability, or terminates employment with Company prior to the end of the Deferral Period, the Deferral Period shall end as of the date ofdeath, Disability or termination.

3.4   Modification of Deferral Commitment.  Except as provided in Sections 3.3 above and 5.5 below, the designation of a percentage or fixed dollar amount for a deferral of Compensation in his or her Deferral Commitment shall be irrevocable by the Participant during a Deferral
        Period.  Designations or elections made as to Accounts established under a Deferral
        Commitment may be changed in accordance with Section 5.2(c) and 5.8, as applicable.

3.5   Change in Status.  If the Committee determines that a Participant’s employment performance is no longer at a level that warrants reward through participation in this Plan, but does not terminate the Participant’s employment with Company, the Participant’s existing
        Deferral Commitment shall terminate at the end of the Deferral Period, and no new Deferral
        Commitment may be made by such Participant after notice of such determination is given by the Committee, unless the Participant later satisfies the requirements of Section 3.1.  If the
        Committee, in its sole discretion, determines that the Participant no longer qualifies as a member of a select group of management or highly compensated employees, as determined in accordance with the Employee Retirement Income Security Act of 1974, as amended, the
        Committee may, in its sole discretion terminate any Deferral Commitment for that year, and prohibit the Participant from making any future Deferral Commitments.

3.6   Defaults in Event of Incomplete or Inaccurate Deferral Commitments.  In the event that a Participant submits a Deferral Commitment, Distribution Election, or Allocation  Form to
        the Committee that contains information necessary to the efficient operation of this Plan which, in the sole discretion of the Committee, is incomplete or inaccurate, the Committee shall be authorized to treat the incomplete or inaccurate Deferral Commitment, Distribution
        Election, or Allocation Form as if the following elections had been made by the Participant, and such information shall be communicated to the Participant:

        a)     Deferral Commitment
               i)        If no Account is established– treat as if the participant established a sole
                     Retirement Account with the shortest payment period elected;
               ii)       If allocation for deferrals among Accounts listed equal less than 100% - treat as if the balance was deferred into Retirement Account with the shortest payment period;
               iii)      If allocation for deferrals among Accounts listed equal more than 100% –
                    proportionately   reduceallocation to each Account to equal 100%;
               iv)      If In-Service Account is listed, but no deferrals can be made into that Account due to the fact that benefits are being paid from that In-Service Account, then the amounts elected to be deferred, shall be credited to, (i)  to the extent that less than three In-
                    Service Accounts have been established by the Participant, an In-Service Account with an identical time and form of payment as the In-Service Account in payment, or to the extent the Participant has established three In-Service Accounts, the Retirement
                    Account with the shortest payment period; and
               v)        If no time of payment is chosen for anIn-Service Account –treat as if the earliest possible date available under the provisions of Section 5.2, below was elected.

        b)     Allocation Form
               i)        If no Allocation Form is completed or Valuation Funds selected – treat as if the
                    Money Market Fund (as defined in Appendix A) was elected;
               ii)       If the allocation of Valuation Fund(s) selected on an Allocation Form equal less than 100% - treat as if the Money Market Fund(as defined in Appendix A) was elected for remaining balance;and
               iii)      If the allocation of Valuation Fund(s) on an Allocation Form equal more than
                    100% - proportionately reduce each Valuation Fund to equal 100%.

        c)     Distribution Election- - -
                  If no Distribution Election is made for an established Account–treat as if lump sum was elected for any In-Service Account and treat as if three (3) year installment was elected for Retirement Account.

3.7   Special Adjustments.  All Participants in the Existing Plan as of the effective date of this amendment and restatement shall be considered Participants in this Plan and shall be
        governed by the terms and conditions hereof as of the effective date.   The amounts deferred
        under the Existing Plan (and interest thereon) shall be allocated by the Committee, in their sole discretion, to various Accounts under this Plan established by the Committee for each
        Participant based on the time and form of payment in effect under the Existing Plan.  The sum of the amounts credited on behalf of a Participant under the Existing Plan as of the effective date of this Plan shall be equal to the sum of the initial Account Balances under this
        Plan as of the effective date.  [In determining such allocation to Accounts under this Plan, the distribution date and form selected by a Participant under the Existing Plan shall become the date and form of payment for the applicable Account under this Plan.]  These initial Account
        Balances shall be subject to the terms and conditions of this Plan.  Unless otherwise specified as provided above in this subsection, the account balances in the Existing Plan shall become one hundred percent vested as of the effective date of this amendment and restatement and shall become the initial Retirement Account Balance under this Plan.

ARTICLE IV - DEFERRED COMPENSATION ACCOUNT

4.1   Accounts.  The Compensation deferred by a Participant under the Plan, and any
        Discretionary Contributions, shall be credited to each Participant’s Account(s) asestablished and selected by the Participantin the applicable Deferral Commitment in accordance with
        Section 3.2, unless the Committee designates a different allocation with respect to a
        Discretionary Contribution in accordance with Section 4.4.  Interest shall be credited to such
        Accounts in accordance with the relevant terms of this Article IV.  Separate Accounts shall be maintained on the books of the Company to reflect the Accounts established by the
        Participant (or the different Accounts determined under the Special Adjustments specified in
        Section 3.7 above)with respect to allocation of deferrals of Compensation, Discretionary
        Contributions and crediting of Interest; provided, however, these Accounts shall be used solely to determine the amount, time and form of payment and the crediting of Interest to each Participant under this Plan and shall not constitute a separate fund of assets. Any amounts credited to a Participant’s Account must remain attributable to such Account until distribution from the Plan (or forfeiture in the case of unvested amounts) and may not be re-
        allocated or transferred among established Accounts following the initial allocation and crediting to such Account.

4.2   Timing of Credits; Withholding.  A Participant’s deferred Compensation shall be credited to each Account designated by the Participant as soon as practical after the date the
        Compensation deferred would have otherwise been payable to the Participant.  Any
        Discretionary Contributions shall be credited to the appropriate Account(s) as provided by the Committee.  Any withholding of taxes or other amounts with respect to deferred
        Compensation or other amounts credited under this Plan that is required by local, state or federal law shall be withheld from the Participant’s corresponding non-deferred portion of the
        Compensation to the maximum extent possible, and any remaining amount shall reduce the amount credited to the Participant’s Account in a manner specified by the Committee.

4.3   Valuation Funds.  A Participant shall initially designate on an Allocation Form one or more
        Valuation Funds for each Account for the sole purpose of determining the amount of Interest to be credited or debited to such Account.  Such election shall designate the portion of each contribution (deferral of Compensation, Discretionary Contribution, or credited Interest)
        made into each Account that shall be allocated among the available Valuation Fund(s), and such election shall apply to each succeeding contribution until such time as the Participant shall file a new Allocation Form with the Committee or make a new election in at a time and manner determined by the Committee. Upon notice to the Committee, Participants shall also be permitted to reallocate the balance in each Account among the other available Valuation
        Funds as determined by the Committee. The manner in which such elections shall be made and the frequency with which such elections may be changed and the manner in which such elections shall become effective shall be determined in accordance with the procedures to be adopted by the Committee or its delegates from time to time.  As of the Effective Date, such elections may be made on a daily basis electronically, and such elections shall become effective on the date made or the next available Determination Date.

4.4   Discretionary Contributions.  In its sole discretion, Company may make Discretionary
        Contributions to a Participant’s Account.  Discretionary Contributions shall be credited at such times and in such amounts as recommended by the Committee and approved by the
        Compensation Committee of the Board, or the Board in its sole discretion.  Unless the
        Committee specifies otherwise, such Discretionary Contribution shall be allocated among the various Accounts in accordance with the allocation designated by the Participant under the
        Deferral Commitment in effect at the time of contribution.

4.5   Determination of Accounts.  Each Participant’s Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination
        Date, adjusted as follows:

        a)    New Deferrals.  Each Account shall be increased by any deferred Compensation credited since such prior Determination Date in the proportion chosen by the Participant, except that no amount of new deferrals shall be credited to an Account at the same time that a distribution is to be made from that Account.

        b)    Company Contributions.  Each Account shall be increased by any Discretionary
               Contributions credited since such prior Determination as set forth above in sections 4.4, or as otherwise directed by the Committee.

        c)    Distributions.  Each Account shall be reduced by the amount of each benefit payment made from that Account since the prior Determination Date.  Distributions shall be deemed to have been made proportionally from each of the Valuation Funds maintained within such Account based on the proportion that such Valuation Fund bears to the sum of all Valuation Funds maintained within such Account for that Participant as of the
               Determination Date immediately preceding the date of payment.

        d)    Interest.  Each Account shall be increased or decreased by the Interest credited to such
               Account since such Determination Date as though the balance of that Account as of the prior Determination Date had been invested in the applicable Valuation Funds chosen by the Participant.

4.6   Vesting of Accounts.  Each Participant shall be vested in the amounts credited to such
        Participant’s Account and Interest thereon as follows:

        a)    Amounts Deferred.  A Participant shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan, including any Interest thereon.

        b)    Discretionary Contributions.  A Participant’s Discretionary Contributions and Interest
               thereon shall become vested as determined by the Committee.

4.7   Statement of Accounts.  The Committee shall give to each Participant a statement showing the balances in the Participant’s Account on a quarterly basis.

ARTICLE V - PLAN BENEFITS

5.1   Retirement Account.  The vested portion of a Participant’s Retirement Account(s) shall be distributed to the Participant upon the termination of employment with the Company.

        a)    Timing of Payment.  Subject to Section 5.6, benefits from a Participant’s Retirement
               Account(s) shall be payable as soon as administratively practical after termination of employment, but in no event later than January 15th immediately following the termination of service or sixty (60) days after the date of the Participant’s termination of service with the Company, if later. Subsequent payments, if the Form of Payment selected provides for subsequent payments, shall be made on the anniversary of the initial payment.

        b)    Form of Payment.  The form of benefit payment shall be that form selected by the
               Participant in the Distribution Election applicable to such Retirement Account, and as permitted pursuant to Section 5.7 below, except that if the Participant terminates employment prior to Retirement, in which event, the Retirement Account(s) shall be paid in the form of a lump sum payment.

        c)    Special Change of Form of Benefit.  A Participant with existing balance in a
               Retirement Account or Accounts at any time during 2005 or 2006 may make a special election with respect to the form of payment as to amounts credited to each such
               Account.  If the special election is made before December 31, 2006, it will not be considered a change in the Participant’s Distribution Election as to such Retirement
               Account for purposes of Section 5.8 below. Such special election shall not be effective unless the Participant selects a form of distribution permitted under Section 5.7 and the election is applicable to the entirety of such Retirement Account.  Notwithstanding the above, any special election pursuant to this Section 5.1(c) made in 2005 shall not apply to any payment that the participant would otherwise have received in 2005, and, if made in 2006, shall not apply to any payment that the employee would otherwise have received in 2006 or to cause payments to be made in 2006. Any later changes made by the Participant to his or her distribution election made shall be effective only as provided in Section 5.8 below. This provision is intended to comply with the relief of the provisions of Section 409A(a)(3) and (4) of the Code and any proposed or temporary regulations issued thereon and which is permitted by Notice 2005-1.  This provision shall be effective as of December 1, 2005, in order to provide the Participants with the ability to file the special election as provided herein prior to December 31, 2005 in accordance with the transitional relief permitted by Notice 2005-1.

5.2   In-Service Account.  The vested portion of a Participant’s In-Service Account(s) shall generally be distributed to the Participant upon the date chosen by the Participant.

        a)    Timing of Payment.  Subject to Section 5.6, benefits under this section shall be payable on the date specified in the first Deferral Commitment which established and designated a portion of the Compensation deferred be allocated to such In-Service Account (or as provided under Section 3.7 above) and subsequent payments, if the form of payment selected provides for subsequent payments, shall be made on the anniversary of the initial payment.  In no event shall the date selected be earlier than the first day of the sixth calendar year following the initial filing of the Deferral Commitment with respect to that In-Service Account. In the event that the Participant terminates employment with the Company prior to the date so specified, the benefits under this section shall be payable as soon as administratively practical after termination of employment, but in no event later than January 15th immediately following the termination of service or sixty
               (60) days after the date of the Participant’s termination of service with the Company, if later.

        b)    Form of Payment.  The form of benefit payment from the In-Service Account shall be that form selected by the Participant pursuant to Section 5.7, below, except that if the
               Participant terminates employment with the Company prior to the date so specified, then the In-Service Account(s) shall be paid in the form of a lump sum payment.  If the form of payment selected provides for subsequent payments, subsequent payments shall be made on the anniversary of the initial payment.

        c)    Change of Time of Payment.  The Participant may subsequently amend the intended date of payment from an In-Service Account to a date later than that date initially chosen, by filing such amendment with the Committee no later than twelve (12) months prior to the current date of payment from that In-Service Account. The Participant may file this amendment to defer the receipt of benefits under this paragraph provided that each amendment must provide for a payout under this paragraph at a date no earlier than five
               (5) years after the date of payment in force for that In-Service Account immediately prior to the filing of such request, and the amendment may not take effect for twelve (12)
               months after the request is made.

        d)    Special Change of Time and/or Form of Benefit.  A Participant with existing balance in an In-Service Account or Accounts at any time during 2005 or 2006 may make a special election with respect to the time and form of payment as to amounts credited to each such Account.  If the special election is made before December 31, 2006, it will not be considered a change in the time of payment pursuant to Section 5.2(c) above or a change in the Participant’s Distribution Election as to such In-Service Account for purposes of Section 5.8 below. Such special election shall not be effective unless the
               Participant selects a time of payment permitted under Section 5.2(a) or a form of distribution permitted under Section 5.7 and the election is applicable to the entirety of such In-Service Account.  Notwithstanding the above, any special election pursuant to this Section 5.2(d) made in 2005 shall not apply to any payment that the participant would otherwise have received in 2005, and, if made in 2006, shall not apply to any payment that the Participant would otherwise have received in 2006 or to cause payments to be made in 2006. Any later changes made by the Participant to his or her time of payment or Distribution Election applicable to an In Service Account to which a special election has been made shall be effective only as provided in Section 5.8 below.
               This provision is intended to comply with the relief of the provisions of Section
               409A(a)(3) and (4) of the Code and any proposed or temporary regulations issued thereon and which is permitted by Notice 2005-1.  This provision shall be effective as of
               December 1, 2005, in order to provide the Participants with the ability to file the special election as provided herein prior to December 31, 2005 in accordance with the transitional relief permitted by Notice 2005-1.

5.3   Death Benefit.  Upon the death of a Participant prior to the commencement of benefits under this Plan from any particular Account, Company shall pay to the Participant’s Beneficiary an amount equal to the vested Account balance in that Account in the form of a lump sum payment.  In the event of the death of the Participant after the commencement of benefits under this Plan from any Account, the benefits from that Account(s) shall be paid to the
        Participant’s designated Beneficiary from that Account at the same time and in the same manner as if the Participant had survived.

5.4   Hardship Distributions. Upon a finding that a Participant has suffered a Financial Hardship, the Committee may, in its sole discretion, terminate the existing Deferral Commitment, and/or make distributions from any or all of the Participant’s Accounts. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant’s needs resulting from the Financial Hardship plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such
        Financial Hardship is or may be relieved through the reimbursement or compensation by insurance, or otherwise or by liquidation of the Participant’s assets (to the extent that liquidation of such assets would not itself cause severe financial hardship). The amount of such distribution will not exceed the Participant’s vested Account balances.  If payment is made due to Financial Hardship, the Participant’s deferrals under this Plan shall cease for the period of the Financial Hardship and for twelve (12) months thereafter.  If the Participant is again eligible to participate, any resumption of the Participant’s deferrals under the Plan after such twelve (12) month period shall be made only at the election of the Participant in accordance with Article III herein.

5.5   Disability Distributions.  Upon a finding that a Participant has suffered a Disability,
        Company shall pay to the Participant’s Beneficiary an amount equal to the total of the vested
        Account balances of all Accounts in the form of a lump sum payment.

5.6   Payment to Specified Employees.  Payments of benefits from a Retirement Account, and benefits payable from an In-Service Account caused by the termination of employment of a
        Participant, for reason other than death, who is determined to meet the definition of Specified
        Employee shall be payable as otherwise provided, except that the initial payment shall be made no earlier than the date that is six (6) months following the date of termination of employment.

5.7   Form of Payment.  Unless otherwise specified in this Article, the benefits payable from any
        Account under this Plan shall be paid in the form of benefit as provided below and specified by the Participant in the Distribution Election applicable to that Account at the time of the initial deferral or credit to that Account.  The permitted forms of benefit payments are:
        a)    A lump sum amount which is equal to the vested Account balance; and
        b)    Annual installments for a period of up to ten (10) years (or in the event of payment of the
               In-Service Account, a maximum of five (5) years) where the annual payment shall be equal to the vested balance of the Account immediately prior to the payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which commences at the number of annual payment initially chosen and is reduced by one (1)
               in each succeeding year.  Interest shall be credited on the unpaid balanceand shall be based on the most recent allocation among the available Valuation Funds chosen by the
               Participant, made in accordance with Section 4.3, above.

5.8   Change in Form of Payment.  A Participant may subsequently amend the form of payment with respect to an In-Service Account by filing a new Distribution Election with the
        Committee.  The Distribution Election will be effective no sooner than twelve months after the new Distribution Election is filed with the Committee, and payment of amounts under the
        Account to which such new Distribution Election applies will be deferred to a date that is no earlier than five (5) years after the date of payment in force for that Account immediately prior to the filing of such Distribution Election. A new Distribution Election that amends an existing election as to the form of payment shall not be effective unless it is made no later than twelve (12) months prior to the current date of payment in effect for the applicable
        Account.

5.9   Small Account.  If the total of a Participant’s vested, unpaid Account balance as of the time the payments are to commence from the Participant’s Account is less than $10,000, the remaining unpaid, vested Account shall be paid in a lump sum, notwithstanding any
        Distribution Election by the Participant to the contrary.

5.10 Withholding; Payroll Taxes.  Company shall withhold from any payment made pursuant to this Plan any taxes required to be withheld from such payments under local, state or federal law.  A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405(a)(2) of the Code, or any successor provision thereto.

5.11 Payment to Guardian.  If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the
        Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person.  The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution.  Such distribution shall completely discharge the Committee and Company from all liability with respect to such benefit.

5.12 Effect of Payment.  The full payment of the applicable benefit under this Article V shall completely discharge all obligations on the part of the Company to the Participant (and the
        Participant’s Beneficiary) with respect to the operation of this Plan, and the Participant’s (and
        Participant’s Beneficiary’s) rights under this Plan shall terminate.

ARTICLE VI - BENEFICIARY DESIGNATION

6.1   Beneficiary Designation.  Each Participant shall have the right, at any time, to designate one
        (1) or more persons or entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant’s death prior to complete distribution of the Participant’s vested Account balance.  Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant’s lifetime.

6.2   Changing Beneficiary.  Any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee.

6.3   No Beneficiary Designation.  If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the
        Participant’s benefits, the Participant’s Beneficiary shall be the person in the first of the following classes in which there is a survivor:
        a)    The Participant’s surviving spouse;
        b)    The Participant’s children in equal shares, except that if any of the children predeceases the Participant but leaves surviving issue, then such issue shall take by right of representation the share the deceased child would have taken if living;
        c)    The Participant’s estate.

6.4   Effect of Payment.  Payment to the Beneficiary shall completely discharge the Company’s obligations under this Plan.

ARTICLE VII - ADMINISTRATION

7.1   Committee; Duties.  This Plan shall be administered by the Committee, which shall consist of the head of Human Resources, or those individual(s) designated by the head of Human
        Resources or the Board, except in the event of a Change in Control as provided in Section 7.5 below.  The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as they may arise in such administration.  A majority vote of the Committee members shall control any decision.
        Members of the Committee may be Participants under this Plan.

7.2   Agents.  The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3   Binding Effect of Decisions.  The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4   Indemnity of Committee.  The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member’s service on the
        Committee, except in the case of gross negligence or willful misconduct.

7.5   Election of Committee After Change in Control.  After a Change in Control, vacancies on the Committee shall be filled by majority vote of the remaining Committee members and
        Committee members may be removed only by such a vote.  If no Committee members remain, a new Committee shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in Control.  After a Change in Control, no amendment shall be made to Article VII or other Plan provisions regarding Committee authority with respect to the Plan without prior approval by the Committee.

ARTICLE VIII - CLAIMS PROCEDURE

8.1   Claim.  Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as “Claimant”), or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practical, but in no event later than ninety (90) days after receiving the initial claim (or no later than forty-five (45) days after receiving the initial claim regarding a Disability under this
        Plan).

8.2   Denial of Claim.  If the claim or request is denied, the written notice of denial shall state:
        a)    The reasons for denial, with specific reference to the Plan provisions on which the denial is based;
        b)    A description of any additional material or information required and an explanation of why it is necessary, in which event the time frames listed in section 8.1 shall be one hundred and eighty (180) and seventy-five (75) days from the date of the initial claim respectively; and
        c)    An explanation of the Plan’s claim review procedure.

8.3   Review of Claim.  Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days (or one hundred and eighty (180) days in the event of a claim regarding a Disability) may request a review by notice given in writing to the Committee.
        Such request must be made within sixty (60) days (or one hundred and eighty (180) days in the event of a claim regarding a Disability) after receipt by the Claimant of the written notice of denial, or in the event Claimant has not received a response sixty (60) days (or one hundred and eighty (180) days in the event of a claim regarding a Disability) after receipt by the Committee of Claimant’s claim or request.  The claim or request shall be reviewed by the
        Committee which may, but shall not be required to, grant the Claimant a hearing.  On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4   Final Decision.  The decision on review shall normally be made within sixty (60) days (or forty-five (45) days in the event of a claim regarding a Disability) after the Committee’s receipt of claimant’s claim or request.  If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days (or ninety (90) days in the event of a claim regarding a
        Disability).  The decision shall be in writing and shall state the reasons and the relevant Plan provisions.  All decisions on review shall be final and bind all parties concerned.

ARTICLE IX - AMENDMENT AND TERMINATION OF PLAN

9.1   Amendment.  The Board may at any time amend the Plan by written instrument, notice of which is given to all Participants and to Beneficiary receiving installment payments, except that no amendment shall reduce the amount accrued in any Account as of the date the amendment is adoptedor otherwise accelerate payments under the Plan as described in
        Section 409A(a)(8) of the Code and appropriate Treasury Regulations or other guidelines issued by the Internal Revenue Service or Treasury.

9.2   Company’s Right to Terminate.  The Board may at any time terminate the Plan provided that such termination of the Plan is not treated as an “acceleration of benefits” as described in
        Section 409A(a)(3) of the Code and appropriate Treasury regulations or other guidance issued by the Internal Revenue Service or Treasury.  Upon a permitted partial or complete termination, the Board may cease all future Deferral Commitments, all current Deferral
        Commitments, and or, in its sole discretion, pay out Accounts over a period of up to five (5)
        years, provided such action is not treated as an “acceleration of benefits” as described in
        Section 409A(a)(3) of the Code and appropriate Treasury regulations or other guidance issued by the Internal Revenue Service or Treasury.

ARTICLE X - MISCELLANEOUS

10.1 Unfunded Plan.  This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees”
        within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income
        Security Act of 1974, as amended (“ERISA”), and therefore is exempt from the provisions of
        Parts 2, 3 and 4 of Title I of ERISA.

10.2 Unsecured General Creditor.  Notwithstanding any other provision of this Plan,
        Participants and Participants’ Beneficiary shall be unsecured general creditors, with no secured or preferential rights to any assets of Company or any other party for payment of benefits under this Plan.  Any property held by Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets.
        Company’s obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

10.3 Trust Fund.  Company shall be responsible for the payment of all benefits provided under the Plan.  At its discretion, Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of assisting in the payment of such benefits. The assets of any such trust shall be held for payment of all Company’s general creditors in the event of insolvency.  To the extent any benefits provided under the Plan are paid from any such trust, Company shall have no further obligation to pay them.  If not paid from the trust, such benefits shall remain the obligation of Company.

10.4 Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgements, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

10.5 Not a Contract of Employmentor Services.  This Plan shall not constitute a contractof employment or a contract for services of any kind between the Company and the Participant.
        Nothing in this Plan shall give a Participant the right to retain employment with, or otherwise be retained in the service of, the Company or to interfere with the right of the Company to terminate its relationship with a Participant at any time.

10.6 Protective Provisions.  A Participant will cooperate with Company by furnishing any and all information requested by Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Company may deem necessary and taking such other action as may be requested by Company.

10.7 Governing Law.  The provisions of this Plan shall be construed and interpreted according to the laws of the State of Texas, except as preempted by federal law.

10.8 Validity.  If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.9 Notice.  Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail.  Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.  Mailed notice to the Committee shall be directed to the company’s address.  Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in company’s records.

10.10 Successors.  The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns.  The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.

                                                                                   KINETIC CONCEPTS, INC.
                                                                                   BY: /s/  Gerald Ferris
                                                                                   Gerald Ferris
                                                                                   Director Benefits & Risk Management
                                                                                   DATED:  May 1, 2006